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                                                                   EXHIBIT 10.10












                          HILLENBRAND INDUSTRIES, INC.

                               BOARD OF DIRECTORS'

                           DEFERRED COMPENSATION PLAN






















                            Effective April 10, 2001



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                          HILLENBRAND INDUSTRIES, INC.
                               BOARD OF DIRECTORS'
                           DEFERRED COMPENSATION PLAN
                           (EFFECTIVE APRIL 10, 2001)


                                    PREAMBLE


         The Hillenbrand Board of Directors' Deferred Compensation Plan (the "Plan") is an unfunded deferred compensation plan for directors of Hillenbrand Industries, Inc. ("Hillenbrand" or the "Company"). This Plan has been approved by the Board of Directors of Hillenbrand on this 10th day of April, 2001.


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Administrator. The term "Administrator" means
Hillenbrand.

         Section 1.02. Beneficiary. The term "Beneficiary" means, for a Participant, the individual or individuals designated by that Participant in the last Beneficiary Designation Form executed by that Participant to receive benefits in the event of that Participant's death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Participant, the beneficiary shall be the Participant's estate.

         Section 1.03. Board. The term "Board" means the Board of Directors of Hillenbrand Industries, Inc.

         Section 1.04. Cash Participation Account. The term "Cash Participation Account" means the bookkeeping account maintained by the Administrator for each Participant reflecting amounts deferred under this Plan and the Prior Deferrals and accruing interest monthly at the Interest Rate.

         Section 1.05. Compensation. The term "Compensation" means for each Participant in any Plan Year the total amount of remuneration (including retainers and meeting fees) for director services and consulting fees and continuing director fees for former Directors as paid to that Participant by the Company in that Plan Year.

         Section 1.06. Director. The term "Director" means each non-employee member of the Board of Directors of the Company.

         Section 1.07. Effective Date. The term "Effective Date" means April 10, 2001.

         Section 1.08. Forms. The term "Forms" means the forms used by the Company for Plan operation and shall include the following:

                  (a) Enrollment Form. The term "Enrollment Form" shall be the form on which a Director designates the amount of Compensation to be deferred under the Plan and the Participation Account(s) to which such amounts shall be credited.

                  (b) Distribution Election Form. The term "Distribution Election Form" means the form on which a Director designates when his Participation Account shall be distributed.

                  (c) Beneficiary Designation Form. The term "Beneficiary Designation Form" means the form on which a Director designates his Beneficiary.

         Section 1.09. Hillenbrand. The term "Hillenbrand" or the "Company" means Hillenbrand Industries, Inc. and any successor thereof.


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         Section 1.10. Hillenbrand Common Stock. The term "Hillenbrand Common
Stock" means the common stock, without par value, of Hillenbrand.

         Section 1.11. Interest Rate. The term "Interest Rate" means the rate of return credited monthly at the end of each of Hillenbrand's fiscal months to amounts held in the Participant's Cash Participation Account. The Interest Rate shall be equal to the prime rate charged by Bank One, Indianapolis (or such other bank which is Hillenbrand's principal bank) as determined as of the last day of the prior fiscal month; provided, however, that Hillenbrand reserves the right to change the method of determining the Interest Rate on a prospective basis.

         Section 1.12. Participant. The term "Participant" means any individual who fulfills the eligibility requirements contained in Article II of this Plan and elects to defer Compensation under the Plan, and any individual whose Prior Deferrals are credited to a Participation Account.

         Section 1.13. Participation Account. The term "Participation Account" means the Cash Participation Account and/or the Phantom Stock Participation Account, as applicable. The Participation Accounts are bookkeeping accounts and are not required to be funded in any manner.

         Section 1.14. Phantom Shares. The term "Phantom Shares" means phantom shares of Hillenbrand Common Stock (each representing one share).

         Section 1.15. Phantom Stock Participation Account. The term "Phantom Stock Participation Account" means the bookkeeping account maintained by the Administrator for each Participant reflecting amounts deferred under this Plan and the Prior Deferrals and credited as Phantom Shares (including adjustments as provided in Article III).

         Section 1.16. Plan. The term "Plan" means the plan embodied by this instrument as now in effect or hereafter amended.

         Section 1.17. Plan Year. The term "Plan Year" means the calendar year.

         Section 1.18. Prior Deferrals. The term "Prior Deferrals" means amounts of Compensation deferred by Directors under Board practices in effect prior to the Effective Date (including earnings credited on such amounts through the Effective Date) and not distributed prior to the Effective Date.


                                   ARTICLE II
                            PARTICIPATION IN THE PLAN

         Section 2.01. Eligibility. As of the Effective Date, all Directors shall be eligible to become Participants in this Plan, and former Directors shall be eligible to participate to the extent they are entitled to consulting fees or continuing director fees.

         Section 2.02.  Deferral Amounts.

                  (a) Amount of Deferral. The amount of Compensation to be deferred in a Plan Year shall be designated by each Participant in the Enrollment Form executed by that Participant for that Plan Year prior to the beginning of that Plan Year and within the time period established by the Administrator.

                  (b) Special Rules for New Directors. For the Plan Year during which a person first becomes eligible to become a Participant, the Participant shall be provided by the Administrator the opportunity to make a special election for such Plan Year with respect to the Compensation paid in such Plan Year after the date on which he becomes eligible to participate.


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         (c) Timing of Deferral. The following rules govern the timing of the deferral of Compensation under this Plan:

                  (i) Compensation deferred by Participants shall be effected pro-rata from each payment of Compensation during the Plan Year.

                  (ii) The amount of Compensation which a Participant has elected to defer in his Cash Participation Account shall be credited to such Account on the day the deferred Compensation would have been paid but for the deferral. The amount of Compensation which a Participant has elected to defer in his Phantom Stock Participation Account shall be credited to such Account in the form of a number of Phantom Shares equal to the number of shares of Hillenbrand Common Stock which could have been purchased with the deferred Compensation at the average of the high and low price at which Hillenbrand Common Stock traded on the fifth trading day following the day the deferred Compensation would have been paid but for the deferral.


                                   ARTICLE III
                             PARTICIPATION ACCOUNTS

         Section 3.01. Designation of Account. A Participant shall designate in his Enrollment Form the Participation Account to which the amount of any Compensation deferred hereunder shall be credited. A Participant may designate that such amounts be credited to the Participant's Cash Participation Account or his Phantom Stock Participation Account, or he may designate that a portion of such amounts be credited to each.

         Section 3.02. Cash Participation Account. Amounts credited to a Participant's Cash Participation Account shall accrue interest credited monthly at the end of each of Hillenbrand's fiscal months at the Interest Rate. Upon distribution as provided in Article IV, the Company shall pay the Participant in cash the value of his Cash Participation Account.

         Section 3.03. Phantom Stock Participation Account. Amounts deferred in a Participant's Phantom Stock Participation Account shall be credited in the form of a number of Phantom Shares determined pursuant to Section 2.02(c). Any cash dividends or other distributions normally payable on Hillenbrand Common Stock prior to pay-out of the Participation Account shall be assumed to be distributed on Phantom Shares and reinvested in Phantom Shares at the closing price of Hillenbrand Common Stock on the applicable distribution date; provided, however, that in the case of an extraordinary dividend or other distribution, the Board in its discretion may determine to treat such distribution as a separate phantom investment to be credited to the Participation Accounts in cash or in kind with earnings thereon to be credited at such rate or rates as determined by the Board at the time of such distribution. In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in capital structure affecting Hillenbrand Common Stock, the Phantom Shares then credited to a Participant's Phantom Stock Participation Account shall be adjusted in the same manner as the Hillenbrand Common Stock. If the adjustment results in the Phantom Stock Participation Account being converted to cash, the Account shall thereafter be credited with interest at the Interest Rate. Upon distribution as provided in Article IV, the Company shall distribute to the Participant one share of Hillenbrand Common Stock for each Phantom Share then credited to his Phantom Stock Participation Account.

         Section 3.04. Merger. In the event of a merger, acquisition or other corporate restructuring in which Hillenbrand is not the surviving entity (or survives as a wholly-owned subsidiary of another entity), each Participant shall have a one-time opportunity to elect to convert his Phantom Stock Participation Account to a Cash Participation Account.


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                                   ARTICLE IV
                             DISTRIBUTIONS FROM PLAN

         Section 4.01. Manner of Payout of a Participant's Participation Account. The date on which a Participant's Participation Account attributable to deferrals in a Plan Year is to be distributed to that Participant under the provisions of this Plan shall be designated by that Participant in the Distribution Election Form executed by that Participant with respect to that Plan Year. Amounts credited to a Participant's Cash Participation Account shall be distributed in cash on the date designated by the Participant. Phantom Shares credited to a Participant's Phantom Stock Participation Account shall be distributed in shares of Hillenbrand Common Stock on the date designated by the Participant. Such election notwithstanding, the Company, in its sole discretion, may elect to pay deferred compensation in a single payment to the Participant, or in the case of a Participant's death, to the Participant's Beneficiary, if the Participant ceases to serve on the Board, dies, or becomes totally and permanently disabled.

         Section 4.02. Special Distribution Rules. Notwithstanding anything contained in this Plan to the contrary, the following special rules shall govern distributions made under this Plan:

                  (i) A Participant shall be permitted to change the date on which his Participation Account shall be distributed by completing a new Distribution Election Form which is delivered to the Administrator, on such advance time period as may be determined from time to time by the Administrator before the earlier of the date on which the Participant ceases to be a Director or the date on which distribution of the Participant's Participation Account would have been made but for the change in election; provided, however, that any completed Distribution Election Form which was not received prior to the period described above shall be null and void.

                  (ii) If a Participant fails to complete a Distribution Election Form, amounts credited to his Participation Account shall automatically be distributed in cash and/or in shares of Hillenbrand Common Stock, as applicable, in the Plan Year immediately following the date on which the Participant ceases to be a Director.

         Section 4.03. Withholding Tax Requirements. Each Participant shall, no later than the date as of which the value of an amount payable under the Plan first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, local, or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         Section 4.04. Securities Law Requirements. Each distribution under the Plan shall be subject to the requirement that, if at any time the Administrator shall determine that (i) the listing, registration or qualification of the Hillenbrand Common Stock to be distributed upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body with respect to such distribution or (iii) an agreement by the Participant with respect to the disposition of Hillenbrand Common Stock distributed under the Plan is necessary or desirable in order to satisfy any legal requirements, such distribution shall not be made, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Administrator. The Company shall have no obligation to effect any registration or qualification of the Hillenbrand Common Stock under federal or state laws or to compensate a Participant for any loss resulting from the application of this Section.

         Section 4.05. Death Benefits. In the event of a Participant's death, the benefit payable to the Participant under the Plan shall be paid to his Beneficiary.


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                                    ARTICLE V
                                 ADMINISTRATION

         Section 5.01. Delegation of Responsibility. Hillenbrand may delegate duties involved in the administration of this Plan to such person or persons whose services are deemed by it to be necessary or convenient.

         Section 5.02. Payment of Benefits. The amounts allocated to a Participant's Participation Account and payable as benefits under this Plan shall be paid solely from the general assets of the Company. No Participant shall have any interest in any specific assets of the Company under the terms of this Plan. This Plan shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between any Participant and the Company. The Company's obligations under this Plan are purely contractual and shall not be funded or secured in any way.


                                   ARTICLE VI
                        AMENDMENT OR TERMINATION OF PLAN

         Section 6.01. Termination. The Board of Directors of Hillenbrand may at any time terminate this Plan. As of the date on which this Plan is terminated, no additional amounts shall be deferred from any Participant's Compensation. The Company shall pay to each such Participant the balance contained in his Participation Account at such time and in the manner designated by that Participant in the forms executed by that Participant; provided, however, that Hillenbrand, in its sole and complete discretion, may pay out to the Participants their Participation Accounts in a single payment of cash (with respect to the Cash Participation Account) and Hillenbrand Common Stock (with respect to the Phantom Stock Participation Account) as soon as practicable after the Plan termination.

         Section 6.02. Amendment. Hillenbrand may amend the provisions of this Plan at any time; provided, however, that no amendment shall adversely affect the rights of Participants or their Beneficiaries with respect to (1) the balances contained in their Cash Participation Accounts immediately prior to the amendment, including the Interest Rate to be credited on such amounts, and (2) the Phantom Shares credited to their Phantom Stock Participation Accounts immediately prior to the amendment.


                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01. Successors. This Plan shall be binding upon the successors of the Company.

         Section 7.02. Choice of Law. This Plan shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana, without regard to conflicts of law provisions.

         Section 7.03. No Service Contract. This Plan shall not be construed as affecting in any manner the rights or obligations of the Company or of any Participant to continue or to terminate director status at any time.

         Section 7.04. Non-Alienation. No Participant or his Beneficiary shall have any right to anticipate, pledge, alienate or assign any of his rights under this Plan, and any effort to do so shall be null and void. The benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

         Section 7.05. Reservation of Shares. The Company shall reserve from time to time a sufficient number of shares of Hillenbrand Common Stock to satisfy its obligations under the Plan. Such shares shall be treasury shares.


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